Exhibit I


                  THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES
                     Capitalization Ratios at June 30, 1998

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


                                                        Consolidated          Pro Forma
                                                          per 10-Q            Amounts (A)         Equity               Debt
                                                       ---------------      --------------   ----------------    ----------------
Capitalization (in thousands of dollars):
     Common stock..........................................$3,488,988            $    -         $3,488,988
     Paid-in capital........................................2,418,469                 -          2,418,469
     Retained earnings......................................3,886,150           (94,948)(B)      3,791,202
     Accumulated other comprehensive income.....................9,125                 -              9,125
     Preferred stock..........................................443,914           200,000 (B)        643,914
     Capital & preferred securities.........................1,989,675           930,750 (B,D)    2,920,425
     Long-term debt........................................10,929,606         1,030,550 (B)                        $11,960,156
     Preferred due within one year..............................8,661                 -              8,661
     Long-term debt due within one year.......................558,385                 -                                558,385
     Notes payable & commercial paper.......................1,838,940                 -                              1,838,940
                                                       ===============    ==============   ================    ================
            Total (Incl Amts Due in 1 Year)...............$25,571,913........$2,066,352        $13,280,784         $14,357,481
                                                       ===============    ==============   ================    ================

     Actual Amounts in Millions of Dollars....................$25,572                              $12,245             $13,327
     Actual Capitalization Ratios..............................100.0%                                47.9%               52.1%

     Pro Forma Amounts in Millions of Dollars.................$27,638                              $13,281             $14,357
     Pro Forma Capitalization Ratios...........................100.0%                                48.1%               51.9%

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             Pro Forma Consolidated Statements of Income (Unaudited)
                        (Stated in Thousands of Dollars)

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

                                                                               For the Twelve
                                                                                Months Ended        Pro Forma
                                                                                June 30, 1998       Amounts (A)      As Adjusted

OPERATING REVENUES                                                             $    12,736,458    $          -    $    12,736,458
                                                                               ----------------   -------------   ----------------
OPERATING EXPENSES:
Operation--
     Fuel                                                                            2,368,781               -          2,368,781
     Purchased power                                                                 2,702,197               -          2,702,197
     Other                                                                           2,041,364               -          2,041,364
Maintenance                                                                            794,771               -            794,771
Depreciation and amortization                                                        1,417,794               -          1,417,794
Amortization of deferred Plant Vogtle costs                                             60,937               -             60,937
Taxes other than income taxes                                                          571,863               -            571,863
Income taxes                                                                           725,175         (51,147)(C)        674,028
                                                                               ----------------   -------------   ----------------
Total operating expenses                                                            10,682,882         (51,147)        10,631,735
                                                                               ----------------   -------------   ----------------
OPERATING INCOME                                                                     2,053,576          51,147          2,104,723
OTHER INCOME:
Equity in earnings of unconsolidated subsidiaries                                       68,649               -             68,649
Interest income                                                                        254,883               -            254,883
Other, net                                                                             (14,219)              -            (14,219)
Income taxes applicable to other income                                                 27,932               -             27,932
United Kingdom Windfall Profit Tax                                                    (148,062)              -           (148,062)
                                                                               ----------------   -------------   ----------------
INCOME BEFORE INTEREST CHARGES                                                       2,242,759          51,147          2,293,906
                                                                               ----------------   -------------   ----------------
INTEREST CHARGES AND OTHER:
Interest on long-term debt                                                             715,102          67,779 (C)        782,881
Allowance for debt funds used during construction                                      (11,071)              -            (11,071)
Interest on notes payable                                                              117,701               -            117,701
Amortization of debt discount, premium and expense, net                                 58,350               -             58,350
Other interest charges                                                                  85,994               -             85,994
Minority interest in subsidiaries                                                       30,034               -             30,034
Distributions on capital and preferred securities of subsidiary companies              139,849          66,316 (C,D)      206,165
Preferred dividends of subsidiary companies                                             24,557          12,000 (C)         36,557
                                                                               ----------------   -------------   ----------------
Interest charges and other, net                                                      1,160,516         146,095          1,306,611
                                                                               ----------------   -------------   ----------------

CONSOLIDATED NET INCOME                                                        $     1,082,243    $    (94,948)   $       987,295
                                                                               ================   =============   ================

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                          (See Notes on Following Page)

                                      NOTES

(A) The amounts and types of the securities to be issued will be dependent upon, among other things, market conditions prevailing at the time of issuance. The amounts estimated to be issued are the maximum amounts requested in the subject application, together with remaining authorizations in certain previous applications, and are used solely for the purpose of illustrating the effect upon Southern Company consolidated capitalization and earnings. In addition, no assumptions are made in connection with possible refundings.
(B) To give effect to (i) the proposed issuance of $61,480,000 of pollution control obligations and $310,000,000 of senior notes by Mississippi Power Company; and (ii) the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities, $200,000,000 of first mortgage bonds, $200,000,000 of preferred stock, $159,070,000 of pollution control obligations, and $300,000,000 of senior notes.
(C) To give effect to (i) the proposed issuance by Mississippi Power Company of $61,480,000 of pollution control bonds at an assumed rate of 5.25%, and $310,000,000 of senior notes at an assumed rate of 7%; (ii) the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities at an assumed rate of 7.125%, $200,000,000 of first mortgage bonds at an assumed rate of 6.75%, $200,000,000 of preferred stock at an assumed rate of 6%, $159,070,000 of pollution control obligations at an assumed rate of 5.25%, and $300,000,000 of senior notes at an assumed rate of 7%.
(D) To give effect to (i) the proposed issuance of $500,000,000 of preferred securities by Alabama Power Company; (ii) the proposed issuance of $310,750,000 of preferred securities by Georgia Power Company; (iii) the proposed issuance of $75,000,000 of preferred securities by Mississippi Power Company; and (iv) the proposed issuance of $40,000,000 of preferred securities by Savannah Electric, all of which are contemplated in File No. 70-8461, as amended.